Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Second quarter sales were a record $80.9 million, up 71% from Q2 2017 and 20% sequentially

•	DynaEnergetics and NobelClad report sequential sales increases of 20% and 21%, respectively

•	Consolidated gross margin was 33% versus 30% in Q2 2017 and 34% in Q1 2018

•	Net income was $6.4 million, or $0.43 per diluted share, adjusted net income* was $6.6 million, or $0.45 per diluted share

•	Adjusted EBITDA* was $13.9 million versus $6.0 million in Q2 2017

BOULDER, Colo. - July 26, 2018 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2018.

Sales were a quarterly record $80.9 million, up 71% versus the second quarter of 2017 and up 20% sequentially versus the 2018 first quarter. The improvement was due to better-than-expected results at DynaEnergetics, DMC’s oilfield products business, which continues to benefit from increased well completion activity in North America’s unconventional oil and gas sector, and strong demand for its intrinsically safe initiating and perforating systems. Sales at NobelClad, DMC’s explosion welding business, also exceeded prior forecasts.

Second quarter gross margin was 33% versus 30% in the year-ago second quarter and 34% in the first quarter. The sequential decline resulted from higher-than-expected material costs and operational inefficiencies associated with DynaEnergetics’ capacity expansion program. DynaEnergetics is transitioning to in-house production of various components and instituting a price increase to offset the rise in material costs; and expects to achieve improved margins during the second half of 2018.

Operating income was $10.2 million versus $2.0 million in last year’s second quarter. Net income was $6.4 million, or $0.43 per diluted share, versus net income of $189,000, or $0.01 per diluted share, in the year-ago second quarter.

Excluding $217,000 in restructuring expenses at NobelClad, adjusted operating income was $10.4 million and adjusted net income was $6.6 million, or $0.45 per diluted share. Second quarter adjusted EBITDA, inclusive of approximately $1.5 million in litigation expense, was $13.9 million versus $6.0 million in last year’s second quarter and $11.6 million in this year’s first quarter.

Net debt* (lines of credit less cash and cash equivalents) at June 30, 2018, was $28.0 million versus $18.6 million at March 31, 2018, and $9.0 million at December 31, 2017. The increase primarily is attributable to borrowings to fund increased working capital and for the construction of 74,000 square feet of new manufacturing, assembly and administrative space at DynaEnergetics’ manufacturing site in Blum, Texas.

DynaEnergetics
Second quarter sales at DynaEnergetics were a record $58.9 million, up 120% versus last year’s second quarter and 20% sequentially. Gross margin was 37%, up from 34% in last year’s second quarter. Operating income was $12.2 million versus $2.0 million in the comparable year-ago quarter. Adjusted EBITDA was $13.8 million versus $4.2 million in the 2017 second quarter.

NobelClad
NobelClad reported second-quarter sales of $22.0 million, up 8% versus the 2017 second quarter and 21% sequentially. Gross margin was 23% versus 25% in last year’s second quarter. The margin decline reflects the impact of a lower-margin project mix. Operating income was $1.7 million versus operating income of $2.3 million in the year-ago quarter. Excluding restructuring charges related to NobelClad’s European consolidation program, adjusted operating income was $1.9 million. Adjusted EBITDA was $2.7 million versus $3.3 million in last year’s second quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the second quarter was 1.08. Order backlog improved to $37.0 million versus $35.6 million at the end of the 2018 first quarter.

Six-month results
Consolidated sales for the six-month period were $148.2 million, up 72% versus the 2017 six-month period. Gross margin was 33% versus 28% in the same period a year ago. Operating income was $15.5 million, which included $3.1 million in accrued anti-dumping penalties and $361,000 in restructuring expenses, versus a loss from operations of $324,000 in last year’s six-month period, which included approximately $458,000 in restructuring expenses. Net income for the period was $10.3 million, or $0.69 per diluted share, versus a net loss of $2.8 million, or $0.20 per diluted share, in the same period a year ago.

Six-month adjusted operating income was $19.0 million and adjusted net income was $13.8 million, or $0.94 per diluted share. Adjusted EBITDA, inclusive of approximately $2.5 million in litigation expense, was $25.6 million versus $6.9 million in last year’s six-month period.

DynaEnergetics
Six-month sales at DynaEnergetics were $108.0 million, up 121% from $48.8 million, in last year’s six-month period. Operating income was $20.9 million versus $2.0 million in the comparable year-ago period. Adjusted EBITDA was $27.2 million versus $5.9 million in last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $40.2 million, up 8% from $37.3 million at the six-month mark last year. Operating income was $1.7 million, down from $2.7 million in the comparable year-ago period, while adjusted EBITDA was $3.7 million versus $4.7 million.

Management Commentary
“DynaEnergetics experienced strong demand during the second quarter from a growing number of North American operators and service companies,” said Kevin Longe, president and CEO. “Continued efforts to streamline DynaEnergetics’ supply chain and expand production capacity of the Factory-assembled, Performance-assured™ DynaStage™ system helped the business deliver sales results that exceeded our forecasts. Our NobelClad business also outperformed its sales expectations, reflecting a moderate improvement in project volume.”

Longe said a sequential drop in DynaEnergetics’ gross margin, from 40% in the first quarter to 37% in the second, is disappointing and reflects higher costs for both imported and domestically sourced materials, as well as operational challenges that accompanied the business’ rapid escalation in manufacturing capacity. To address the higher material costs, DynaEnergetics is implementing a 5% price increase effective August 1, 2018.

“DynaEnergetics is focused on simplifying its supply chain; improving quality and on-time delivery; and lowering operating costs,” Longe said. “Key to these efforts is a transition to in-house manufacturing of various components that have slowed manufacturing and contributed to volatile input costs. The business has ordered more than 20 machining systems, the first of which was put into production at DynaEnergetics’ Blum, Texas facility earlier this week. As price increases and operational enhancements take hold during the balance of the year, we expect a recovery in DynaEnergetics’ gross margin performance.

“The market opportunity for DynaEnergetics’ intrinsically safe perforating systems continues to expand,” Longe added. “In response, we are increasing our 2018 capital expenditure budget to $46 million from a prior $30 million. The increase will enable vertical integration of outsourced components, and also will fund deposits on long-lead time equipment used to produce shaped charges and intrinsically safe initiating systems. We intend to fund the increased expenditures using our revolving credit facility.”

“I am very encouraged by the performance of both DynaEnergetics and NobelClad through the first half of the year,” Longe added. “Our global workforce is working hard to achieve our growth objectives, and I am confident these efforts will further enhance value for DMC stakeholders.”

Guidance
Michael Kuta, CFO, said third quarter sales are expected in a range of $82 million to $85 million versus the $52.2 million reported in the 2017 third quarter. At the business level, DynaEnergetics is expected to report sales in a range of $62 million to $65 million versus the $35.3 million reported in last year’s third quarter, while NobelClad’s sales are expected to be approximately $20 million versus the $16.8 million reported in last year’s third quarter. Consolidated gross margin is expected to be approximately 34% versus the 33% in last year’s third quarter.

Third quarter selling, general and administrative (SG&A) expense is expected in a range of $16 million to $17 million versus the $11.0 million in the 2017 third quarter. The anticipated increase principally relates to higher patent litigation expense at DynaEnergetics. Amortization expense is expected to be approximately $800,000 versus $1.0 million in the third quarter last year, while interest expense is expected to be approximately $550,000.

Adjusted EBITDA, inclusive of litigation expense, is expected in a range of $14 million to $15 million versus $8.6 million in last year’s third quarter.

Kuta said consolidated sales for the full fiscal year are now expected in a range of $310 million to $325 million versus a prior forecast range of $290 million to $305 million; and up from sales of $192.8 million in 2017. DynaEnergetics’ sales are expected in a range of $235 million to $245 million versus a prior forecast range of $215 million to $225 million, and 2017 full-year sales of $121.3 million. The increase reflects anticipated strong customer demand and the expected achievement of various capacity-expansion milestones. The forecast for NobelClad’s sales are unchanged at $75 million to $80 million. Full-year gross margin is expected to be on the high end of a previously forecasted range of 33% to 34%. Gross margin in 2017 was 31%.

Full-year SG&A is now expected in a range of $60 million to $65 million versus a prior forecast of approximately $55 million. The increase primarily relates to higher expected litigation expense at DynaEnergetics. Anticipated amortization expense is unchanged at approximately $3.0 million. Full-year interest expense is expected in a range of $2.0 million to $2.25 million. The Company’s effective tax rate for 2018 is expected in a range of 28% to 30%.

Expected net income per diluted share for 2018 is in a range of $1.50 to $1.70, inclusive of $8 million to $10 million in expected litigation expense. Excluding restructuring and potential anti-dumping penalties, but including litigation expense, adjusted net income per share* is expected in a range of $1.80 to $2.00.

Adjusted EBITDA, inclusive of litigation expense, is now expected to be in a range of $55 million to $60 million versus a prior forecast range of $54 million to $57 million, and 2017 adjusted EBITDA of $23.1 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/event/34257, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 2, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #34257.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, and net debt are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as lines of credit less cash and cash equivalents. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including third quarter and full-year 2018 guidance on sales and gross margin, SG&A, litigation expense, amortization expenses, earnings per share, adjusted EBITDA, interest expense, and our effective tax rate; anticipated improvements in quality, on-time delivery, and lower operating costs; the timing of equipment arrivals and the overall capacity expansion program at DynaEnergetics, the ramp-up of DynaStage production; and the prospects for enhanced value for DMC stakeholders. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; our ability to complete our capacity expansion initiatives on schedule and on budget; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2017. We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
NET SALES	$80,915	$67,313	$47,190	20%	71%
COST OF PRODUCTS SOLD	54,140	44,560	33,172	21%	63%
Gross profit	26,775	22,753	14,018	18%	91%
COSTS AND EXPENSES:
General and administrative expenses	9,743	8,177	6,082	19%	60%
Selling and distribution expenses	5,795	5,212	4,492	11%	29%
Amortization of purchased intangible assets	791	805	1,004	-2%	-21%
Restructuring expenses	217	144	458	51%	-53%
Anti-dumping duty penalties	—	3,103	—	-100%	—%
Total costs and expenses	16,546	17,441	12,036	-5%	37%
OPERATING INCOME	10,229	5,312	1,982	93%	416%
OTHER EXPENSE:
Other expense, net	(327)	(377)	(949)	13%	66%
Interest expense, net	(136)	(465)	(330)	71%	59%
INCOME BEFORE INCOME TAXES	9,766	4,470	703	118%	1,289%
INCOME TAX PROVISION	3,394	550	514	517%	560%
NET INCOME	6,372	3,920	189	63%	3,271%
NET INCOME PER SHARE
Basic	$0.43	$0.26	$0.01	65%	4,200%
Diluted	$0.43	$0.26	$0.01	65%	4,200%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,534,016	14,449,915	14,348,353	1%	1%
Diluted	14,534,016	14,449,915	14,348,353	1%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Six months ended
	Jun 30, 2018	Jun 30, 2017	Year-on-year
NET SALES	$148,228	$86,152	72%
COST OF PRODUCTS SOLD	98,700	61,768	60%
Gross profit	49,528	24,384	103%
COSTS AND EXPENSES:
General and administrative expenses	17,920	13,288	35%
Selling and distribution expenses	11,007	8,974	23%
Amortization of purchased intangible assets	1,596	1,988	-20%
Restructuring expenses	361	458	-21%
Anti-dumping duty penalties	3,103	—	100%
Total costs and expenses	33,987	24,708	38%
OPERATING INCOME (LOSS)	15,541	(324)	4,897%
OTHER EXPENSE:
Other expense, net	(704)	(529)	-33%
Interest expense, net	(601)	(835)	28%
INCOME (LOSS) BEFORE INCOME TAXES	14,236	(1,688)	943%
INCOME TAX PROVISION	3,944	1,144	245%
NET INCOME (LOSS)	10,292	(2,832)	463%
NET INCOME (LOSS) PER SHARE
Basic	$0.69	$(0.20)	445%
Diluted	$0.69	$(0.20)	445%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,491,569	14,308,954	1%
Diluted	14,491,569	14,308,954	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
Net sales	$58,899	$49,121	$26,821	20%	120%
Gross profit	21,748	19,627	9,033	11%	141%
Gross profit percentage	36.9%	40.0%	33.7%
COSTS AND EXPENSES:
General and administrative expenses	5,120	3,844	2,968	33%	73%
Selling and distribution expenses	3,711	3,260	2,699	14%	37%
Amortization of purchased intangible assets	689	700	910	-2%	-24%
Restructuring expenses	—	—	458	—%	-100%
Anti-dumping duty penalties	—	3,103	—	-100%	—%
Operating income	12,228	8,720	1,998	40%	512%
Adjusted EBITDA	$13,803	$13,382	$4,160	3%	232%

	Six months ended		Change
	Jun 30, 2018	Jun 30, 2017	Year-on-year
Net sales	$108,020	$48,849	121%
Gross profit	41,375	16,195	155%
Gross profit percentage	38.3%	33.2%
COSTS AND EXPENSES:
General and administrative expenses	8,964	6,528	37%
Selling and distribution expenses	6,971	5,366	30%
Amortization of purchased intangible assets	1,389	1,803	-23%
Restructuring expenses	—	458	-100%
Anti-dumping duty penalties	3,103	—	100%
Operating income	20,948	2,040	927%
Adjusted EBITDA	$27,185	$5,879	362%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
Net sales	$22,016	$18,192	$20,369	21%	8%
Gross profit	5,120	3,192	5,061	60%	1%
Gross profit percentage	23.3%	17.5%	24.8%
COSTS AND EXPENSES:
General and administrative expenses	1,135	1,080	958	5%	18%
Selling and distribution expenses	1,963	1,875	1,687	5%	16%
Amortization of purchased intangible assets	102	105	94	-3%	9%
Restructuring expenses	217	144	—	51%	—%
Operating income (loss)	1,703	(12)	2,322	14,292%	-27%
Adjusted EBITDA	$2,737	$948	$3,328	189%	-18%

	Six months ended		Change
	Jun 30, 2018	Jun 30, 2017	Year-on-year
Net sales	$40,208	$37,303	8%
Gross profit	8,312	8,324	—%
Gross profit percentage	20.7%	22.3%
COSTS AND EXPENSES:
General and administrative expenses	2,215	1,996	11%
Selling and distribution expenses	3,838	3,427	12%
Amortization of purchased intangible assets	207	185	12%
Restructuring expenses	361	—	100%
Operating income	1,691	2,716	-38%
Adjusted EBITDA	$3,685	$4,710	-22%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Jun 30, 2018	Dec 31, 2017	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$6,629	$8,983	-26%
Accounts receivable, net	62,821	49,468	27%
Inventory, net	53,709	35,742	50%
Other current assets	6,411	5,763	11%

Total current assets	129,570	99,956	30%

Property, plant and equipment, net	70,527	59,872	18%
Purchased intangible assets, net	10,528	12,861	-18%
Other long-term assets	157	394	-60%

Total assets	$210,782	$173,083	22%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$27,753	$19,826	40%
Accrued anti-dumping duties and penalties	6,566	3,609	82%
Customer advances	2,355	5,888	-60%
Dividend payable	297	295	1%
Accrued income taxes	6,557	2,939	123%
Other current liabilities	14,854	13,070	14%

Total current liabilities	58,382	45,627	28%

Lines of credit	34,611	17,984	92%
Deferred tax liabilities	606	573	6%
Other long-term liabilities	2,954	3,119	-5%
Stockholders’ equity	114,229	105,780	8%

Total liabilities and stockholders’ equity	$210,782	$173,083	22%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,372	$3,920	$189
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	1,601	1,570	1,706
Amortization of purchased intangible assets	791	805	1,004
Amortization of deferred debt issuance costs	34	190	29
Stock-based compensation	1,084	708	811
Deferred income tax	341	(308)	(353)
Loss (gain) on disposal of property, plant and equipment	26	—	(24)
Restructuring expenses	217	144	458
Transition tax liability	—	(268)	—
Change in working capital, net	(9,067)	(9,739)	(1,766)
Net cash provided by (used in) operating activities	1,399	(2,978)	2,054
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(10,899)	(5,302)	(518)
Net cash used in investing activities	(10,899)	(5,302)	(518)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on bank lines of credit, net	5,449	11,176	2,000
Payment of dividends	(298)	(295)	(294)
Payment of deferred debt issuance costs	(131)	—	(27)
Net proceeds from issuance of common stock	230	—	154
Treasury stock purchases	(40)	(343)	(38)
Net cash provided by financing activities	5,210	10,538	1,795
EFFECTS OF EXCHANGE RATES ON CASH	151	(473)	228

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,139)	1,785	3,559
CASH AND CASH EQUIVALENTS, beginning of the period	10,768	8,983	5,056
CASH AND CASH EQUIVALENTS, end of the period	$6,629	$10,768	$8,615

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2018	Jun 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,292	$(2,832)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	3,171	3,387
Amortization of purchased intangible assets	1,596	1,988
Amortization of deferred debt issuance costs	224	328
Stock-based compensation	1,792	1,382
Deferred income tax	33	(7)
(Loss) gain on disposal of property, plant and equipment	26	(21)
Restructuring expenses	361	458
Transition tax liability	(268)	—
Change in working capital, net	(18,806)	(7,816)
Net cash used in operating activities	(1,579)	(3,133)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(16,201)	(2,167)
Proceeds on sale of property, plant and equipment	—	2
Net cash used in investing activities	(16,201)	(2,165)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on bank lines of credit, net	16,625	8,000
Payment of dividends	(593)	(584)
Payment of deferred debt issuance costs	(131)	(133)
Net proceeds from issuance of common stock	230	154
Treasury stock purchases	(383)	(260)
Net cash provided by financing activities	15,748	7,177
EFFECTS OF EXCHANGE RATES ON CASH	(322)	317

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,354)	2,196
CASH AND CASH EQUIVALENTS, beginning of the period	8,983	6,419
CASH AND CASH EQUIVALENTS, end of the period	$6,629	$8,615

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
Net income	$6,372	$3,920	$189	63%	3,271%
Interest expense	137	466	330	-71%	-58%
Interest income	(1)	(1)	—	—%	—%
Income tax provision	3,394	550	514	517%	560%
Depreciation	1,601	1,570	1,706	2%	-6%
Amortization of purchased intangible assets	791	805	1,004	-2%	-21%

EBITDA	12,294	7,310	3,743	68%	228%
Restructuring	217	144	458	51%	-53%
Accrued anti-dumping penalties	—	3,103	—	-100%	—%
Stock-based compensation	1,084	708	811	53%	34%
Other expense, net	327	377	949	-13%	-66%
Adjusted EBITDA	$13,922	$11,642	$5,961	20%	134%

	Six months ended		Change
	Jun 30, 2018	Jun 30, 2017	Year-on-year
Net income (loss)	$10,292	$(2,832)	463%
Interest expense	603	836	-28%
Interest income	(2)	(1)	-100%
Income tax provision	3,944	1,144	245%
Depreciation	3,171	3,387	-6%
Amortization of purchased intangible assets	1,596	1,988	-20%

EBITDA	19,604	4,522	334%
Restructuring	361	458	-21%
Accrued anti-dumping penalties	3,103	—	100%
Stock-based compensation	1,792	1,382	30%
Other expense, net	704	529	33%
Adjusted EBITDA	$25,564	$6,891	271%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted operating income

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
Operating income, as reported	$10,229	$5,312	$1,982	93%	416%
Restructuring programs:
NobelClad	217	144	—	51%	—%
DynaEnergetics	—	—	458	—%	-100%
Accrued anti-dumping penalties	—	3,103	—	-100%	—%
Adjusted operating income	$10,446	$8,559	$2,440	22%	328%

	Six months ended		Change
	Jun 30, 2018	Jun 30, 2017	Year-on-year
Operating income (loss), as reported	$15,541	$(324)	4,897%
Restructuring programs:
NobelClad	361	—	100%
DynaEnergetics	—	458	-100%
Accrued anti-dumping penalties	3,103	—	100%
Adjusted operating income	$19,005	$134	14,083%

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

	Three months ended June 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$9,766	$3,394	$6,372	$0.43
Restructuring programs:
NobelClad	217	—	217	0.02
Accrued anti-dumping penalties	—	—	—	—
Net income, excluding charges	$9,983	$3,394	$6,589	$0.45

	Three months ended March 31, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$4,470	$550	$3,920	$0.26
Restructuring programs:
NobelClad	144	—	144	0.01
Accrued anti-dumping penalties	3,103	—	3,103	0.22
Net income, excluding charges	$7,717	$550	$7,167	$0.49

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended June 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$703	$514	$189	$0.01
Restructuring programs:
DynaEnergetics	458	—	458	0.03
Net income, excluding charges	$1,161	$514	$647	$0.04

	Six months ended June 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$14,236	$3,944	$10,292	$0.69
Restructuring programs:
NobelClad	361	—	361	0.03
Accrued anti-dumping penalties	3,103	—	3,103	0.22
Net income, excluding charges	$17,700	$3,944	$13,756	$0.94

	Six months ended June 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(1,688)	$1,144	$(2,832)	$(0.20)
Restructuring programs:
DynaEnergetics	458	—	458	0.03
Net loss, excluding charges	$(1,230)	$1,144	$(2,374)	$(0.17)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
Operating income	$12,228	$8,720	$1,998	40%	512%
Adjustments:
Restructuring	—	—	458	—%	-100%
Accrued anti-dumping penalties	—	3,103	—	-100%	—%
Depreciation	886	859	794	3%	12%
Amortization of purchased intangibles	689	700	910	-2%	-24%
Adjusted EBITDA	$13,803	$13,382	$4,160	3%	232%

	Six months ended		Change
	Jun 30, 2018	Jun 30, 2017	Year-on-year
Operating income	$20,948	$2,040	927%
Adjustments:
Restructuring	—	458	-100%
Accrued anti-dumping penalties	3,103	—	100%
Depreciation	1,745	1,578	11%
Amortization of purchased intangibles	1,389	1,803	-23%
Adjusted EBITDA	$27,185	$5,879	362%

NobelClad

	Three months ended			Change
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Sequential	Year-on-year
Operating income (loss)	$1,703	$(12)	$2,322	14,292%	-27%
Adjustments:
Restructuring	217	144	—	51%	—%
Depreciation	715	711	912	1%	-22%
Amortization of purchased intangibles	102	105	94	-3%	9%
Adjusted EBITDA	$2,737	$948	$3,328	189%	-18%

	Six months ended		Change
	Jun 30, 2018	Jun 30, 2017	Year-on-year
Operating income	$1,691	$2,716	-38%
Adjustments:
Restructuring	361	—	100%
Depreciation	1,426	1,809	-21%
Amortization of purchased intangibles	207	185	12%
Adjusted EBITDA	$3,685	$4,710	-22%